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                                                                      Exhibit 22

                          SUBSIDIARIES OF THE COMPANY


     The subsidiaries of American TeleSource International Inc. are as follows:

                                                      State or other
     Company                                   Jurisdiction of Incorporation
     -------                                   -----------------------------
American Telesource International, Inc.                   Texas
American Telesource International de Mexico,
 S.A. de C.V.                                             Mexico
GlobalSCAPE, Inc.                                         Delaware